STOCK OPTION CERTIFICATE
                        (Incentive Stock Option)

                This Incentive Stock Option is granted by

                             MEDICORE, INC.

     to:


     CERTIFICATE                                        SHARES:
     No.


                               ("Optionee")
     Address:

in accordance with and pursuant to the terms of the 2000 Stock Option Plan (the "Plan") of Medicore, Inc., a Florida corporation (the "Company").

     The terms of the Plan are incorporated by reference and shall be considered to be a part of this Stock Option Certificate. A copy of the Plan is attached hereto.

      The terms of the Stock Option granted to you include the following:

      1. On February 17, 2000, the Board of Directors of the Company granted to the Optionee an Option (the "Option") to purchase all or any part of an
aggregate of        shares (the "Shares") of the common stock, $.01 par value
             ------
(the "Common Stock"), of the Company, at the price of $ 3.25 per share ("Exercise Price"), subject to adjustment in accordance with the terms and conditions set forth in the Plan.


      2. This Option shall expire at 5:00 p.m., Florida time, on February 16, 2003, subject to earlier termination as provided in the Plan.

     Should your affiliation with the Company terminate for any reason, voluntary or involuntary, for cause or otherwise, or due to death, retirement or disability, the exercisability of the Option and the extent of the availability of the Shares shall be governed by Sections 6.2, 6.3, and 6.4 of the Plan. Note that you may not exercise an Incentive Stock Option, which you have, more than three (3) months after you cease being employed by the Company; except if the termination is due to death or disability as defined in the Internal Revenue Code, which allows up to one (1) year after the date of termination, except the Plan allows nine (9) months from termination for death or disability.

     Upon the occurrence of any Change in Control as defined in Section 8 of the Plan, the Option shall continue to be fully exercisable, and the Company or surviving entity shall redeem the Option for cash in an amount as delineated in Section 8; provided, you have the right to keep the Option by written notification to the Company, Acquiring Person or Successor, as the case may be, within five (5) days of the redemption notification as provided in Section 8 of the Plan. If you elect to keep the Option, it shall continue in effect, even if your affiliation with the Company ceases by virtue of such Change in Control.

     3. This Option may only be exercised at such time the Plan receives shareholder approval, if necessary. If shareholders do not approve the Plan, the Option will terminate. The Company shall notify the Optionees as to the approval or disapproval of the Plan, or if no shareholder approval is required. Subject to such shareholder approval, this Option may be exercised by giving written notice to the Company in the form attached hereto as Exhibit A stating the number of Shares to be purchased and by concurrently tendering payment equal to the Exercise Price for the Shares being purchased upon such exercise, either (a) in United States dollars in cash or by check, or (b) at the discretion of the Board, through delivery of Shares having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Board, by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at not less than 100% of the lowest applicable Federal rate, as defined in Section 1274 (d) of the Code, or (d) at the discretion of the Board and consistent with applicable law, through the delivery of an assign-ment to the Company of a sufficient amount of the proceeds from the sale of the Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee's direction at the time of exercise, or (e) at the discretion of the Board, by any combination of (a), (b), (c) and (d) above. Upon exercise and payment, the certificate for the purchased Shares shall be issued as soon as possible as fully-paid and non-assessable Shares.

     4. This Certificate and the Options granted herein are not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercised only by the Optionee, subject to certain rights of the Optionee's legal representative, as provided in the Plan.

     The Optionee acknowledges that he has no contractual right to require the registration of the Option or the Shares; and the Optionee understands that the Shares issued upon exercise of the Option shall have a legend on the face thereof indicating the restrictions on transfer; and that such Shares and the Option shall have stop transfer instructions issued against the same.

     At the time of any exercise of the within Option, the Optionee shall represent to and agree with the Company in writing that he is acquiring the Shares in respect of which the Option is being exercised for the purpose of investment and not with a view to distribution.

     Please note that in order to obtain the tax benefits of an Incentive Option under present federal tax law, the Shares you acquire upon exercise of your Option may not be sold within two (2) years of grant (February 16, 2002), nor one (1) year from your exercise of the Option, whichever is later. Please discuss this with your tax counsel or advisor.

     The Company shall not be obligated to take any other affirmative action in order to cause or facilitate the exercise of the Option or the issuance of Shares pursuant thereto to comply with any state or federal law, rule or regulation.

     Any transfer in violation of this Section may cause termination of the Option.

     5. This Option shall be subject to exercise as provided herein and as provided by the terms of the Plan and shall, in accordance with such terms, be binding upon the Company and the Optionee.

     6. This Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, Medicore, Inc. has hereunto set its hand as of the 17th day of February, 2000.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein

                                       By:--------------------------------
                                          THOMAS K. LANGBEIN, President

                                                                   EXHIBIT A
                           Exercise Letter
                           ---------------

                                                           , 2000
                                           ----------------

Medicore, Inc.
2337 W. 76th Street
Hialeah, Florida  33016

Gentlemen:

     1. Pursuant to the terms of the Stock Option Certificate dated February 17, 2000 (the "Option") of Medicore, Inc., a Florida corporation (the "Company"), the undersigned elects to exercise the Option to the extent of
purchasing       shares of (the "Option Shares") of common stock, $.01 par
           -----
value (the "Common Stock"), of the Company (giving effect to all adjustments
since the date of the Option) and hereby tenders $         (or other payment
                                                  --------
as per Section 3 of the Option) in payment of the exercise price.

     2. The Option Shares purchased hereby should be registered as follows:

----------------------------------------------   (Name)

----------------------------------------------   (Street)

----------------------------------------------   (City, State)

----------------------------------------------   (Social Security No.)

     3. The undersigned acknowledges that the Option Shares purchased hereby may be subject to, and the certificates representing such Option Shares may be legended to reflect, certain resale restrictions under the Securities Act of 1933, as amended, and agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

                                       Very truly yours,


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                                       Signature

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                                       Print Name

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Address                                Social Security or Tax I.D. No.